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                                                                    EXHIBIT 3.3


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        RADIATION THERAPY SERVICES, INC.


         Radiation Therapy Services, Inc. (the "COMPANY"), a corporation organized and existing under the Florida Business Corporation Act (the "ACT"), does hereby certify:

         I. The Company, pursuant to the provisions of Section 607.1007 of the Act, hereby adopts these Amended and Restated Articles of Incorporation which amend and restate the Articles of Incorporation filed on April 15, 1997, as amended on February 12, 1998 and April 25, 2000 and that are in effect to date as permitted by Section 607.1007 of the Florida Statutes.

         II. Each amendment made by these Amended and Restated Articles of Incorporation (the "RESTATED ARTICLES") has been effected in conformity with the provisions of the Act, and the Restated Articles and each amendment thereto were duly approved and adopted by the Board of Directors and by a majority of the holders of Common Stock of the Company by written consent dated May 28, 2004. Pursuant to Section 607.0704(3), within ten (10) days after the date of the written consent, notice of the majority shareholders' consent and the contents of the consent will be sent to all shareholders who had not provided their written consent to the Restated Articles.

         III. The original Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Restated Articles which are as follows:

         1. NAME. The name of the company is RADIATION THERAPY SERVICES, INC. (the "COMPANY").

         2. ADDRESS AND REGISTERED AGENT. The principal office of the Company is located at 2234 Colonial Boulevard, Fort Myers, Florida 33907. The Registered Office's address is 2234 Colonial Boulevard, Fort Myers, Florida 33907. The Registered Agent at such address is David M. Koeninger.

         3. PURPOSE. The nature of the business and the purpose for which the Company is formed are to engage in any lawful act or activity for which a corporation may be organized under the Act.

         4. AUTHORIZED SHARES. This Company is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.0001 and each share of Preferred Stock shall have a par value of $0.0001. The total number of shares of Common Stock this Company shall have authority to issue is 75,000,000, and the total number of shares of Preferred Stock the Company shall have authority to issue is 10,000,000. The designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of shares of the Company are as follows:


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                  A.       COMMON STOCK. Each holder of record of shares of
         Common Stock shall be entitled to vote at all meetings of the shareholders and shall have one vote for each share held by him of record. Subject to the prior rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company (the "BOARD OF DIRECTORS"), out of the assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

                  B. PREFERRED STOCK. Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Company or any series of any class of Preferred Stock:

                           (1) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

                           (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                           (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                           (4) whether the shares of such class or series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

                           (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

                           (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for


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                  retirement or other corporate purposes and the terms and
                  provisions relative to the operation thereof;

                           (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                           (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of the same class;

                           (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                           (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                           (11) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Restated Articles, to the full extent permitted in accordance with the laws of the State of Florida.

                  The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  C. STOCK SPLIT. Upon the filing of these Amended and Restated Articles of Incorporation with the Florida Department of State, each share of the Company's common stock, $.0001 par value per share, theretofore outstanding shall, without any action on the part of the holder thereof, be automatically reclassified, changed and converted into 1.83 shares of common stock (the "Stock Split"). The Company shall not issue any fractional shares of common stock following or resulting from the Stock Split, and any fractional shares of common stock resulting from the Stock Split shall be rounded up to the nearest whole number of shares of common stock.


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         5.       NAMES AND MAILING ADDRESSES OF DIRECTORS. The names of the persons who are currently serving as the directors of the Company are set forth below. Each director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                            Daniel E. Dosoretz, M.D.
                            2234 Colonial Boulevard
                           Fort Myers, Florida 33907

                             Michael J. Katin, M.D.
                            2234 Colonial Boulevard
                           Fort Myers, Florida 33907

                           James H. Rubenstein, M.D.
                            2234 Colonial Boulevard
                           Fort Myers, Florida 33907

                             Howard Sheridan, M.D.
                            2234 Colonial Boulevard
                           Fort Myers, Florida 33907

         6.       BOARD OF DIRECTORS.

                  A. NUMBER, CLASS AND TERM. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of not less than two nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Dr. Katin is hereby designated to serve as a Class I director for a one-year term, Dr. Rubenstein is hereby designated to serve as a Class II director for a two-year term and Dr. Dosoretz and Dr. Sheridan are hereby designated to serve as Class III directors for a three-year term. At each annual meeting of shareholders beginning in 2005, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.


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                  B.       VACANCIES. Subject to the rights of holders of any
         series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

                  C. REMOVAL. Subject to the rights of holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any time, but only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of Common Stock; provided, however, that if a proposal to remove a director for cause is made by or on behalf of an Interested Shareholder (as hereinafter defined) or a director affiliated with an Interested Shareholder, then, such removal shall require the affirmative vote of the holders of a majority of the Disinterested Shares (as hereinafter defined). For the purposes of this SECTION 6(C), "Interested Shareholder" means any person (other than the Company or any shareholder of the Company who was a shareholder prior to the adoption of these Restated Articles) who is or announces or publicly discloses a plan or intention to become the beneficial owner of ten percent (10%) or more of the Company's Common Stock and "Disinterested Shares" means, as to any Interested Shareholder, shares of Common Stock held by shareholders other than such Interested Shareholder.

                  D. RIGHTS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Restated Articles applicable thereto, and such directors so elected shall not be divided into classes pursuant to this SECTION 6 unless expressly provided by such terms.

                  E. BALLOT. Election of directors need not be by ballot unless the By-Laws so provide.

                  F. POWERS. In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Florida, of these Restated Articles, and to any By-Laws from time to time made by the shareholders; provided, however, that no By-Law so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.


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                  G.       CHANGES. The Board of Directors shall have the power
         to make, alter, amend, change, add to or repeal (collectively referred to as a "CHANGE") the By-Laws of the Company.

         7. LIABILITY FOR MONETARY DAMAGES. No director of the Company shall be personally liable to the Company or any other person for monetary damages for any statement, vote, decision, act or failure to act, regarding corporate management or policy, by such director as a director, except for liability under the Act and other applicable law. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Act as so amended. No amendment to or repeal of this SECTION 7 shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omission of such director occurring prior to such amendment.

         8. INDEMNIFICATION. The Company shall, to the full extent permitted by Florida law, indemnify any person who is or was a director or officer of the Company or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company may, to the full extent permitted by Florida law, indemnify any person who is or was an employee or agent of the Company or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         9. SPECIAL MEETING OF SHAREHOLDERS. Special meetings of the shareholders of the Company for any purpose or purposes may be called at any time by the Chief Executive Officer or by a majority of the members of the Board of Directors.

         10. CHANGES. The Company reserves the right to Change (as defined in SECTION 6 of these Restated Articles) any provision contained in these Restated Articles or in the By-Laws of the Company, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Company, if any, but notwithstanding anything else contained in these Restated Articles to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of the Common Stock, voting together as a single class, shall be required to Change SECTIONS 6, 7, 8, 9 AND 10 of these Restated Articles.

         IN WITNESS WHEREOF, the undersigned President has executed these Restated Articles on June 9, 2004.

                                        /s/ Daniel E. Dosoretz
                                        ---------------------------------------
                                        Daniel E. Dosoretz, M.D., President


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